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                                                                    EXHIBIT 4(b)



                           ARTICLES OF INCORPORATION

                                       OF

                    HEALTHDYNE INFORMATION ENTERPRISES, INC.

                                       1.

         The name of the Corporation is Healthdyne Information Enterprises,
Inc.

                                       2.

         The aggregate number of shares which the Corporation shall have the authority to issue is thirty millon (30,000,000) shares, of which twenty million (20,000,000) shall be shares of common stock, par value $.01 per share;

and ten million (10,000,000) shall be shares of preferred stock without par value, the board of directors being hereby authorized to divide such shares of preferred stock into classes and into shares within any class or classes and to determine the designation and the number of shares of any class or series and the relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of any class or series, including, but not limited to, classes or series of preferred stock:

         (a)     entitling the holders thereof to cumulative, noncumulative or partially cumulative dividends, or to no dividends;

         (b)     entitling the holders thereof to receive dividends payable on a parity with, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

         (c)     entitling the holders thereof to preferential rights upon the liquidation of, or upon any distribution of the assets of, the Corporation;


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         (d)     convertible, at the option of the holder or of the Corporation or both, into shares of any other class or classes of capital stock of the

Corporation or of any series of the same or any other class or classes;

         (e)     redeemable, in whole or in part, at the option of the

Corporation, in cash, bonds or other property, at such price or prices, within such period or periods, and under such conditions as the board of directors shall so provide, including provision for the creation of a sinking fund for the redemption thereof; and

         (f)     lacking voting rights or having limited voting rights or

enjoying special or multiple voting rights.

                                       3.

         The address of the initial registered office of the Corporation shall be 1850 Parkway Place, 12th Floor, Marietta, Cobb County, Georgia  30067 and

its initial registered agent at such address shall be J. Brent Burkey.

                                       4.

         The name and address of the incorporator is J. Brent Burkey, 1850

Parkway Place, 12th Floor, Marietta, Georgia 30067.

                                       5.

         The mailing address of the initial principal office of the Corporation is 1850 Parkway Place, 12th Floor, Marietta, Georgia  30067.






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                                        6.

         The initial Board of Directors of the Corporation shall consist of three (3) members, whose names and addresses are as follows:

         Parker H. Petit
         J. Terry Dewberry
         J. Brent Burkey
         same address:    1850 Parkway Place, 12th Floor
                          Marietta, Georgia  30067

                                       7.

         No director shall have any personal liability to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation,

in violation of his duties, of any business opportunity of the Corporation; (b)

acts or omissions which involve intentional misconduct or a knowing violation of law; (c) liabilities of a director imposed by Section 14-2-832 of the

Georgia Business Corporation Code; or (d) any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of

Incorporation.


                                        /s/ J. Brent Burkey
                                        -----------------------------
                                        J. Brent Burkey
                                        Incorporator





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